EXHIBIT 5.1

                                August 3, 2005
Unitrin, Inc.
One East Wacker Drive
Chicago, IL 60601

                  Re: 2005 Restricted Stock and Restricted Stock Unit Plan Registration Statement on Form S-8

Ladies and Gentlemen:

         As General Counsel for Unitrin, Inc., a Delaware corporation (the "Company"), I have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, relating to the registration of 1,000,000 shares of the Common Stock of Unitrin, Inc. (the "Shares") issuable in connection with awards of restricted stock and restricted stock units granted or to be granted pursuant to the 2005 Restricted Stock and Restricted Stock Unit Plan (the "Plan").

         As such counsel, I have participated in the preparation of the Registration Statement and have reviewed the corporate proceedings in connection with the adoption of the Plan by the Company's Board of Directors and the approval of the Plan by the Company's shareholders. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all such documents, corporate records and certificates of public officials and of representatives of the Company, have made such investigations of law, and have discussed with representatives of the Company and such other persons such questions of fact, as I have deemed proper and necessary as a basis for rendering this opinion.

         Based upon, and subject to, the foregoing, I am of the opinion that the Shares, when issued by the Company pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to references to my name in such Registration Statement. In giving the foregoing consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Scott Renwick
                                                     Scott Renwick
                                                     General Counsel